Exhibit 8(q)

PARTICIPATION AGREEMENT

Among

VAN ECK WORLDWIDE INSURANCE TRUST,

VAN ECK SECURITIES CORPORATION.

VAN ECK ASSOCIATES CORPORATION

and

PACIFIC LIFE INSURANCE COMPANY

     THIS AGREEMENT, made and entered into to be effective on February 7, 2005 by and among PACIFIC LIFE INSURANCE COMPANY, (hereinafter the “Company”), a California life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto and incorporated herein by this reference, as such Schedule A may from time to time be amended by mutual written agreement of the parties hereto (each such account hereinafter referred to as the “Account”), and VAN ECK WORLDWIDE INSURANCE TRUST, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the “Fund”), VAN ECK SECURITIES CORPORATION (hereinafter the “Underwriter”), a Delaware corporation and VAN ECK ASSOCIATES CORPORATION (hereinafter the “Adviser”), a Delaware corporation.

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (hereafter referred to collectively as the “Variable Insurance Products”) to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter the “Participating Insurance Companies”); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each such series hereinafter referred to as a “Portfolio”); and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the “SEC”) (File No. 811-5083), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the “Shared Funding Order”); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

     WHEREAS, the Company has registered or will register certain variable life insurance and variable annuity contracts under the 1933 Act, unless such contracts are exempt from registration thereunder; and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid variable life insurance and variable annuity contracts; and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and

     WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter the “NASD”); and

     WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Underwriter and the Adviser agree as follows:

ARTICLE I
Sale of Fund Shares

     1.1. The Underwriter agrees to sell to the Company those shares of the Portfolios (which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may from time to time be amended by mutual written agreement of the parties hereto) which each Account orders, executing such orders on a daily basis at the net asset value per share next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios, at the time of computation as stated in the Fund’s registration statement (“Cutoff Time”), subject to the terms and conditions of this Agreement. The Cutoff Time generally is 4:00 p.m. (Eastern Time) on that Business Day. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account (but not with respect to any Fund shares that may be held in the general account of the Company) and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:30 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for business and on which the Fund calculates the Portfolios’ net asset values pursuant to the rules of the SEC. In no event shall the Company accept any order with respect to the Fund or any portfolio thereof after the Cutoff Time or any other time that may be established by law, rule, or regulation, including the rules of an appropriate Self-Regulatory Organization.

     1.2. The Fund agrees to make Portfolio shares available for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates net asset values pursuant to the rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction, or if it is, in the sole discretion of the Board, desirable or advisable, and in the best interests of the shareholders of such Portfolio.

     1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts or other accounts (e.g., qualified retirement plans) as may be permitted so that the Variable Insurance Products continue to qualify as a “life insurance, annuity or variable contract” under Section 817(h) of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”). No shares of any Portfolio will be sold to the general public.

     1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company, separate account or other account unless an agreement containing provisions substantially the same as Article I, Section 2.5 of Article II, Sections 3.4 and 3.5 of Article III, Article V and Article VIII of this Agreement is in effect to govern such sales.

     1.5. The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of a Portfolio held by the Company, executing such requests on a daily basis at the net asset value per share next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 9:30 a.m., Eastern Time, on the next following Business Day. Payment of redemption proceeds for any whole or fractional shares shall be made by the Fund in cash, ordinarily on each business day at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Under normal conditions, the Fund shall pay redemption proceeds in cash. Further, upon at least 60 days’ advance notice by the Company, the Fund shall redeem in cash, on the Company’s request, executing such requests in accordance with the foregoing procedures. Such requests for redemption in cash by the Company may include requests made pursuant to the terms of a substitution order issued by the SEC pursuant to Section 26 (c) of the 1940 Act.

     1.6. The Company agrees that purchases and redemptions of Portfolio shares offered by the then-current prospectus of the Fund shall be made in accordance with the provisions of such prospectus.

     1.7. The Company shall pay for Portfolio shares on the next Business Day after an order to purchase such shares is made in accordance with the provisions of this Article I. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

     1.8. Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.9. The Fund shall promptly furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Portfolios’ shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., Eastern Time. This time for transmission shall not be considered the Cutoff Time. Any material error in the calculation or reporting of the closing net asset value per share shall be reported immediately upon discovery to the Company. In such event, the Fund (or the Adviser, as applicable) shall reimburse the Company for its reasonable expenses in correcting any Account or Contract owner records, in connection with Fund shares held by Contract owners who have paid charges or effected any transactions under their Contracts, provided that such reimbursement shall not in any event exceed management fees earned over the preceding twelve (12) months by the Adviser in connection with assets attributable to the Account. The determination of materiality of any net asset value pricing error shall be based on applicable standards of the SEC staff.

ARTICLE II
Representations and Warranties

     2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or exempt therefrom; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Insurance Code and Regulations of the State of California, and has registered or, prior to any issuance or sale of the Contracts, will, unless exempt from registration, register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2. The Company represents that the Contracts will be eligible for treatment as life insurance or annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter promptly upon having determined that the Contracts may have ceased to be so treated or that they might not be so treated in the future.

     2.3. The Company represents and warrants that all of its directors/trustees, employees, investment advisers and other individuals/entities dealing with money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than $5 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company shall notify the Fund, the Underwriter and the Adviser in the event that such coverage no longer applies.

     2.4. The Fund and Adviser represent and warrant that Fund shares sold pursuant to this Agreement are registered under the 1933 Act, duly authorized for issuance and sale in compliance in all material respects with the terms of this Agreement and all applicable federal and state securities laws, and that, while shares of the Portfolios are being offered for sale, the Fund is and shall remain registered under the 1940 Act. The Fund and Adviser shall amend the Fund’s Registration Statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Portfolio shares. The Fund and Adviser shall register or otherwise qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

     2.5. The Fund and Adviser represent that each Portfolio is qualified as a Regulated Investment Company under Subchapter M of the Code and that they will take all steps necessary to maintain such qualification (under Subchapter M or any successor or similar provision) of each Portfolio and will notify the Company promptly upon having determined that any Portfolio may have ceased to so qualify or that it might not so qualify in the future. The Fund and Adviser represent that each Portfolio will be managed in such a manner as to comply with the requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, will take all steps necessary to maintain each Portfolio’s compliance with such requirements, and will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that a Portfolio might not so qualify in the future.

     2.6. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     2.7. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees, expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund has disclosed or made available, in writing, all information requested by Company and represents and warrants that such written information is true and accurate in all material respects as of the effective date of this Agreement. Without prior written notice to the Company, the Fund will not make any changes in fundamental investment policies or advisory fees, and shall at all times remain in compliance with federal securities law as it applies to insurance products. The Company will use its best efforts to provide the Fund with copies of amendments to provisions of state insurance laws and regulations related to separate accounts and variable products, which may affect Fund operations.

     2.8. The Fund and the Adviser represent that the Fund is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that the Fund does and will comply in all material respects with the 1940 Act.

     2.9. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute Portfolio shares to the Company in accordance with all applicable state and federal securities laws, including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

     2.10. The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

     2.11. The Fund, the Underwriter and the Adviser represent and warrant that all of their directors/trustees, officers, employees, investment advisers and other individuals/entities dealing with money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimum coverage as required by Rule 17g-1 of the 1940 Act or related provisions as may from time to time be promulgated. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Fund shall notify the Company in the event such coverage no longer applies.

     2.12. The Fund and the Adviser represent and warrant that each Portfolio will be managed in accordance with its respective investment objectives, investment strategies and investment restrictions as described in the Fund’s registration statement as amended or supplemented from time to time.

     2.13. Except as otherwise expressly provided in this Agreement, none of the Fund, the Underwriter or the Adviser or any of their affiliates, shall use any trademark, trade name, service mark or logo of the Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without the prior written consent of the Company, the granting of which shall be at the Company’s sole option and subject to such quality control and other specifications and requirements as the Company shall specify.

ARTICLE III
Prospectuses and Proxy Statements; Voting

     3.1. The Underwriter or its agent shall provide the Company (at the Fund’s expense) with as many copies of the Fund’s current prospectus as the Company may reasonably request. If requested by the Company, the Fund or its agent shall also provide such documentation (including a final copy of the new prospectus as set in type, in pdf format, or on a diskette, at the Fund’s expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus (or private offering memorandum, if a Contract and its associated Account are exempt from registration) for the Contracts and the Fund’s prospectus printed together in one document (such printing to be at the Company’s expense).

     3.2. The Fund’s prospectus shall state that the statement of additional information for the Fund is available from the Company (or in the Fund’s discretion, from the Fund), and the Underwriter (or the Fund), at its expense, shall print, or otherwise reproduce, and provide sufficient copies of such statement of additional information free of charge to the Company for itself and for any owner of a Contract or prospective owner who requests such statement.

     3.3. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications to shareholders (each, a “Shareholder Communication”) in such quantity as the Company shall reasonably require for distributing to Contract owners. If requested by the Company, the Fund shall provide Shareholder Communications in “camera ready” format on diskette. The Fund agrees to cooperate with the Company to provide such Shareholder Communications on a timely basis to meet the Company’s reasonable deadline requirements for production and delivery.

     3.4. If and to the extent required by law, the Company shall, with respect to Contracts that are funded by Accounts that are registered as investment companies under the 1940 Act:

(i)	solicit voting instructions from Contract owners;

(ii)	vote Portfolio shares in accordance with instructions received from Contract owners; and

(iii)	vote Portfolio shares for which no instructions have been received in the same proportion as shares of such Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law.

The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies, including the Company, shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth in the Shared Funding Order as provided in writing to such Participating Insurance Companies, and rules and regulations of the SEC.

     3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

     3.6 The Fund will provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract and the Company is authorized to rely upon any information so provided. The Company will provide a copy of its prospectus or other descriptive document or a pertinent excerpt therefrom that contains such information or disclosure derived therefrom to the Adviser prior to its use by the Company, and agrees not to use the information or disclosure without the consent of the Adviser, which consent shall not be unreasonably withheld.

ARTICLE IV
Sales Material and Information

     4.1. The Company shall furnish, or shall cause to be furnished, to the Underwriter and the Adviser, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Portfolio thereof), the Underwriter or the Adviser is named, at least fifteen Business Days prior to its use. No such material shall be used unless approved in writing by the Adviser and the Underwriter. The Adviser and the Underwriter will use reasonable best efforts to provide the Company with written response within ten Business Days of receipt of such materials. Any piece which merely names the Fund, the Underwriter or the Adviser as participating in the Variable Insurance Products may be used after ten Business Days of receipt by the Adviser and the Underwriter if the Company has not received a written response from the Adviser and the Underwriter.

     4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or statement of additional information for the Fund, as such registration statement, prospectus, and statement of additional information may from time to time be amended or supplemented, or in reports or proxy statements for the Fund, or in sales literature or other promotional material provided to the Company or approved by the Fund or its designee or by the

Underwriter, except with the written permission of the Fund or the Underwriter, pursuant to Section 4.1 hereof.

     4.3. The Company agrees that neither the Fund, the Underwriter nor the Adviser will be responsible for any errors or omissions in communications provided by the Company to Contract owners except to the extent that the error or omission resulted from information provided by or on behalf of the Underwriter, the Adviser or the Fund. In no event shall the Fund, any portfolio of the Fund, the shareholders of any such portfolio or any officers or trustees of the Fund have any liability or responsibility with respect to any sales literature or promotional material.

     4.4. The Fund, the Underwriter, the Adviser or their designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named or its logo is used at least fifteen Business Days prior to its use. No such material shall be used unless approved in writing by the Company or its designee. The Company will use reasonable best efforts to provide the Fund with written response within ten Business Days of receipt of such materials. Any piece which merely states that the Company is participating in the Variable Insurance Products may be used after ten Business Days after receipt by the Company if the Fund, the Underwriter or the Adviser has not received a written response from the Company.

     4.5. The Funds, the Underwriter and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may from time to time be amended or supplemented, or in published reports which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.6. The Underwriter will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to any of the Portfolios or their shares, promptly following the filing of such document with the SEC or other regulatory authorities.

     4.7. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or each Account, promptly following the filing of such document with the SEC or other regulatory authorities; and, if a Contract and its associated Account are exempt from registration, the equivalents to the above.

     4.8. For purposes of this Agreement, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape or electronic display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

ARTICLE V
Fees and Expenses

     5.1. The Fund and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund. Currently, no such payments are contemplated.

     5.2. Except as otherwise expressly provided in the Agreement, all expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all Portfolio shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Portfolios’ shares, preparation, filing and distribution (including the costs of mailing) of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing and distributing (including the costs of mailing) the proxy materials and reports to shareholders (including the costs of printing and mailing a prospectus that constitutes an annual report), providing the copies of the prospectus and statement of additional information in pdf format, providing a reasonable number of copies of the prospectus and statement of additional information, the preparation of all statements and notices required by any federal or state law and all taxes on the issuance or transfer of the Portfolios’ shares.

     5.3. Unless otherwise agreed, the Company shall bear the expenses of printing and distributing the Fund’s prospectus to owners of Contracts issued by the Company and of distributing the Fund’s proxy materials and reports to such Contract owners. If the prospectus for the Contracts and the Fund’s prospectus are printed together in one or more documents, printing and mailing costs shall be allocated to reflect the Fund’s share, pursuant to Section 5.2, of the total costs for printing the Fund’s prospectus(es) to be delivered to existing contract owners investing in a Portfolio, determined according to the number of pages of the Fund’s respective portions of the documents.

ARTICLE VI
Diversification

     6.1. The Fund and the Adviser will at all times invest the assets of each Portfolio in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Article VI by the Fund, it will take all necessary steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance with the grace period afforded by Regulation 1.817-5.

ARTICLE VII
Additional Agreements

     7.1. The Underwriter agrees that it will offer or sell Fund shares in material compliance with all applicable federal and state law and regulation including, without limitation, the Securities Exchange Act of 1934 (“Exchange Act”), the 1940 Act and the 1933 Act.

     7.2. The Company additionally agrees to comply in all material respects with (1) all applicable compensation disclosure requirements, including any requirements related to revenue sharing; (2) all applicable law, rule and regulation related to the Company in connection with the protection of the privacy and safeguarding of information of beneficial owners of Fund shares and their accounts, including, without limitation, Regulation S-P; and (3) the Bank Secrecy Act, as amended, and other anti-money laundering law, regulation, rules or interpretations thereunder applicable to insurance companies, including without limitation those applicable to customer identification procedures, the filing of suspicious activity reports and the adoption and maintenance of an anti-money laundering program. In addition, the Company will comply with all applicable requirements to verify whether its customers or potential customers may not purchase Fund shares by reason of being a person, country or other entity forbidden to do so by the Office of Foreign Assets Control of the U.S. Department of Treasury or any similar list maintained by the United States government or its agencies or instrumentalities or any applicable self-regulatory organization.

     7.3. Upon request of one of the other parties to this Participation Agreement, the Company will provide a certification of its compliance with the Bank Secrecy Act or other anti-money laundering law or regulation or rule, that is satisfactory to such other party.

ARTICLE VIII
Potential Conflicts

     8.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the

Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of a Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

     8.2. The Company will report any potential or existing conflicts to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever any of the events in Section 8.1, as they pertain to the Company, occur (e.g., a decision to disregard contract owner voting instructions). The Company shall carry out its responsibility under Section 8.1 with a view only to the interests of the Contract owners.

     8.3. If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change, and (2) establishing a new registered management investment company or managed separate account.

     8.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board. No charge or penalty shall be imposed upon the Company as a result of such withdrawal. Any such withdrawal and termination must take place within six months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund and the Underwriter shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     8.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board. Until the end of that six month period, the Fund and the Underwriter shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund. No charge or penalty shall be imposed upon the Company as a result of such withdrawal.

     8.6. For purposes of Sections 8.3 through 8.6 of this Agreement, a majority of the disinterested trustees of the Board shall determine whether any proposed action adequately remedies a material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 8.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy a material irreconcilable conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

     8.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Order) on terms and conditions materially different from those contained in the Shared Funding Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3 as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 8.1, 8.2, 8.3, 8.4 and 8.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE IX
Indemnification

     9.1. Indemnification By The Company

     9.1(a). The Company agrees to indemnify and hold harmless the Fund, the Underwriter and the Adviser and each trustee/director and officer thereof and each person, if any, who controls the Fund, the Underwriter, or the Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund, the Underwriter or the Adviser (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the

Company), expenses or litigation (including legal and other expenses) (hereinafter referred to collectively as a “Loss”), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus (which shall include an offering memorandum, if any) or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional materials for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Fund (including information provided by the Adviser or the Underwriter) for use in the registration statement or prospectus for the Contracts or in the Contracts or in sales literature or any other promotional materials (or any amendment or supplement to any of the foregoing); or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional materials, or statement of additional information of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, sales literature or other promotional materials, or statement of additional information of the Fund (or any amendment or supplement to any of the foregoing) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon or in conformity with written information furnished to the Fund, the Underwriter or the Adviser by or on behalf of the Company; or

(iv)	arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 9.1 (b) and 9.1(c) hereof.

     9.1(b). The Company shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

     9.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense thereof. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     9.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with this Agreement, the issuance or sale of Portfolio shares or the Contracts or the operation of the Fund.

     9.2. Indemnification By The Fund

     9.2(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors/trustees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or is under common control with the Company (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the operations of the Fund and:

(i)	arises as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii)	arises out of or results from any material breach of any representation and/or warranty made by the Fund in this Agreement or arises out of or result from any other material breach of this Agreement by the Fund (including a material failure to comply with the diversification and other qualification requirements specified in Article VI of this Agreement), as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

(iii)	arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or statement of additional information or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Fund, the Underwriter or the Adviser by or on behalf of an Indemnified Party for use in the registration statement, prospectus or statement of additional information or in sales literature of the Fund (or any amendment or supplement to any of the foregoing); or

(iv)	arises out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or statement of additional information for the Contracts not supplied by the Fund, Underwriter or Adviser or persons under their control) or wrongful conduct of the Fund, Underwriter or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(v)	arises as a result of the Fund’s incorrect calculation, reporting or untimely reporting of the daily net asset value, dividend or capital gain distribution rate of any Portfolio, provided that indemnification by the Fund for such Loss shall be limited to the cost of correction as set forth in Section 1.10.

     9.2(b). The Fund shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, an Account, the Fund, the Underwriter or the Adviser, whichever is applicable.

     9.2(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund shall be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     9.2(d). The Company will promptly notify the Fund of the commencement of any litigation or proceedings against the Indemnified Parties in connection with this Agreement, the issuance or sale of Portfolio shares or the Contracts, the operation of each Account or the acquisition of shares of the Fund.

     9.3. Indemnification By The Underwriter

     9.3(a) The Underwriter agrees to indemnify and hold harmless the Company and each of its respective directors/trustees and officers and each person, if any, who controls such party within the meaning of Section 15 of the 1933 Act or who is under common control with such party (collectively, the “Indemnified Parties” for purposes of this Section 9.3) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)	arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or statement of additional information or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or the Underwriter by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information of the Fund (or any amendment or supplement to any of the foregoing); or

(ii)	arises out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus (which shall include an offering memorandum, if any), statement of additional information or sales literature or other promotional materials for the Contracts not supplied by the Fund or the Underwriter or persons under their control) or wrongful conduct of the Fund, Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)	arises out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus (which shall include an offering memorandum, if any) or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional materials for the Contracts (or any amendment or supplement to any of the foregoing) or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon or in conformity with written information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv)	arises as a result of any material failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

(v)	arises out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arises out of or result from any other material breach of this Agreement by the Underwriter, as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

     9.3(b). The Underwriter shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

     9.3(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter shall be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Underwriter to such Party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     9.3(d). The Company will promptly notify the Underwriter of the commencement of any litigation or proceedings against the Indemnified Parties in connection with this Agreement, the issuance or sale of Portfolio shares or the Contracts or the operation of each Account.

     9.4. Indemnification By The Adviser

     9.4(a) The Adviser agrees to indemnify and hold harmless the Company and each of its directors/trustees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or under common control with such party (collectively, the “Indemnified Parties” for purposes of this Section 9.4) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss:

(i)	arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or statement of additional information or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or the Underwriter by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information of the Fund (or any amendment or supplement to any of the foregoing; or

(ii)	arises out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus (which shall include an offering memorandum, if any) or statement of additional information or sales literature or other promotional materials for the Contracts not supplied by the Adviser, or persons under its control) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)	arises out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or private offering memorandum for the Contracts or contained in the Contracts or sales literature or other promotional materials for the Contracts (or any amendment or supplement to any of the foregoing) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon or in conformity with written information furnished to the Company by or on behalf of the Adviser; or

(iv)	arises as a result of any material failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure by the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)	arises out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, as limited by and in accordance with the provisions of Sections 9.4(b) and 9.4(c) hereof.

     9.4(b). The Adviser shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or an Account, whichever is applicable.

     9.4(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     9.4(d). The Company will promptly notify the Adviser of the commencement of any litigation or proceedings against the Indemnified Parties in connection with this Agreement, the issuance or sale of Portfolio shares or the Contracts or the operation of each Account.

     9.5. Except as otherwise expressly provided in the Agreement, no party shall be liable to any other party for special, consequential, punitive or exemplary damages, or damages of a like kind or nature; and, without limiting the foregoing, with respect to Section 1.10 of Article I and Sections 9.2, 9.3 and 9.4 of Article IX as such Sections relate to errors in calculation or untimely reporting of net asset value per share or dividend or capital gain rate, the liability of a party to any other party shall be limited to the amount required to correct the value of the Account as if there had been no incorrect calculation or reporting or untimely reporting of the net asset value per share or dividend or capital gain rate.

ARTICLE X
Applicable Law

     10.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

     10.2. This Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Order) and the terms of this Agreement shall be interpreted and construed in accordance therewith.

ARTICLE XI
Termination

     11.1. This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by sixty (60) months’ days’ advance written notice delivered to the other parties; or

(b)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)	termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a “regulated investment company” under

Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund will fail to so qualify; or

(e)	termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

(f)	termination by the Fund, the Underwriter, or the Adviser by written notice to the Company, upon a determination, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)	termination by the Company by written notice to the Fund, the Underwriter, and the Adviser if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Underwriter, or the Advisor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)	termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least forty-five days’ prior written notice to the Adviser and the Fund of the date of substitution; or

(i)	termination by the Fund, Underwriter, or Adviser in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares; provided, however, that the Fund, Underwriter, or Adviser determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(j)	termination by the Company in the event that formal administrative proceedings are instituted against the Fund, Underwriter, or Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the

Fund, Underwriter, or Adviser to perform its obligations under this Agreement.

     11.2. Effect of Termination. Notwithstanding termination of this Agreement, the Fund and the Underwriter shall, if the Company and the Underwriter mutually agree, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to retain investments in the Fund, reinvest dividends and redeem investments in the Fund. The parties agree that this Section 11.2 shall not apply to any terminations under Section 1.2 of Article I or under Article VIII, and the effect of such Article VIII terminations shall be governed by Article VIII of this Agreement.

     11.3. The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions; or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”); or (iii) pursuant to the terms of a substitution order issued by the SEC pursuant to Section 26(c) of the 1940 Act; or (iv) pursuant to a redemption from the Account after notice has been provided of termination of this Agreement with respect to a Fund or Portfolio hereunder. Except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 60 days’ advance written notice of its intention to do so.

     11..4 Notwithstanding any termination of this Agreement, each party’s obligation under Article IX to indemnify the other parties shall survive.

ARTICLE XII
Notices

     Any notice shall be sufficiently given when sent by registered or certified mail or next-day delivery to the other parties at the address of such parties set forth below or at such other address as any party may from time to time specify in writing to the other parties.

     If to the Company:

700 Newport Center Drive
Newport Beach, California 92660
Attention: General Counsel

     If to the Fund:

99 Park Avenue
New York, New York 10016

Attention: President, with a copy to the General Counsel

     If to the Underwriter:

99 Park Avenue
New York, New York 10016
Attention: President, with a copy to the General Counsel

     If to the Adviser:

99 Park Avenue
New York, New York 10016
Attention: President, with a copy to the General Counsel

ARTICLE XIII

Miscellaneous

     13.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

     13.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party, until such time as it may come into the public domain.

     13.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     13.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     13.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     13.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the State of California Insurance Commissioner, or such other state in which the Company becomes domesticated, with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with the variable annuity laws and regulations and any other applicable law or regulations of such state.

     13.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     13.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereunder; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

     13.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, copies of the following reports:

(a)	the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical and in any event within 120 days after the end of each fiscal year;

(b)	the Company’s semi-annual statements (statutory) (and GAAP, if any), as soon as practical and in any event within 60 days after the end of each period:

(c)	any material financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

(d)	any material registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

PACIFIC LIFE INSURANCE COMPANY			Attest:

By:	/s/ James T. Morris	By:	/s/ Jane M. Guon
Name:	James T. Morris	Name:	Jane M. Guon
Title:	EVP	Title:	Assistant Secretary

VAN ECK WORLDWIDE INSURANCE TRUST			Attest:

By:	/s/ Keith Carlson	By:	/s/ David K. Jonas
Name:	Keith Carlson	Name:	David K. Jonas
Title:	CEO	Title:

VAN ECK SECURITIES CORPORATION			Attest:

By:	/s/ Keith Carlson	By:	/s/ David K. Jonas
Name:	Keith Carlson	Name:	David K. Jonas
Title:	Managing Director	Title:	Senior Vice President

VAN ECK ASSOCIATES CORPORATION			Attest:

By:	/s/ Keith Carlson	By:	/s/ David K. Jonas
Name:	Keith Carlson	Name:	David K. Jonas
Title:	President	Title:

SCHEDULE A

Separate Accounts – Establishment Date – Products:

1. Pacific Select Exec Separate Account of Pacific Life Insurance Company - May 12, 1988

•	Pacific Select Exec Separate Account

•	Pacific Select Exec — Policy Form No. 88-52

•	Pacific Select Exec II — Policy Form Nos. 98-52 and P04SE2

•	Pacific Select Choice — Policy Form No. 93-55

•	Pacific Select Estate Maximizer — Policy Form Nos. 97-50 and 97-50J

•	Pacific Select Performer 500 — Policy Form No. P03500

•	Pacific Select Estate Preserver — Policy Form No. 96-56

•	Pacific Select Estate Preserver II — Policy Form No. 97-56

•	Pacific Select Estate Preserver III — Policy Form No. 0056

•	Pacific Select Estate Preserver IV — Policy Form No. 0057

•	Pacific Select Estate Preserver V — Policy Form No. P01SP5

•	M’s Versatile Product - 88-52M and P04MVP

•	M’s Versatile Product SL - P03S5M

2. Pacific COLI Separate Account of Pacific Life Insurance Company - July 17, 1992

•	Custom COLI - Policy Form No. 92-54

3. Pacific COLI II Separate Account of Pacific Life Insurance Company - October 12, 1998

•	Custom COLI II - Policy Form No. 98-42

4.	Pacific COLI III Separate Account of Pacific Life Insurance Company - October 12, 1998

•	Custome COLI III — Policy Form No. 98-43

SCHEDULE B
PORTFOLIOS OF WORLDWIDE INSURANCE TRUST

Worlwide Absolute Return Fund
Worlwide Bond Fund
Worlwide Emerging Markets Fund
Worlwide Hard Assets Fund
Worlwide Real Estate Fund